UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2025

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41160	87-2147982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 E Tarpon Ave,

Tarpon Springs, FL 34689

(Address of principal executive offices)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on September 22, 2025, Allarity Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement, dated September 22, 2025 (the “Purchase Agreement”) with a certain accredited investor named therein (the “Investor”), pursuant to which the Company sold 1,562,500 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and/or Pre-Funded Warrants to the Investor, in a private placement transaction (the “Private Placement”) resulting in gross proceeds of approximately $2.5 million.

The additional closing of the Private Placement occurred on December 23, 2025 (the “Additional Closing”), subject to customary closing conditions. At the Additional Closing, the Company agreed to issue and sell 255,103 shares (the “Additional Shares”) of the Company’s Common Stock, for $0.98 per Share, representing the Minimum Price under Nasdaq Rule 5635(d), for gross proceeds to the Company of approximately $250,000, before deducting fees and expenses. The Company intends to use the net proceeds from the sale of the Additional Shares for general corporate purposes and working capital.

The Additional Shares described above under this Item 3.02 have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. Each of the Investor’s provided representations appropriate for a private placement of the Additional Shares. Restrictive legends will be affixed to the securities issued in the Private Placement.

This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

Date: December 23, 2025	By:	/s/ Thomas H. Jensen
Thomas H. Jensen
Chief Executive Officer

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